Exhibit (g)(2)


                        FOREIGN CUSTODY MANAGER AGREEMENT


         AGREEMENT made as of August 1, 2001 between Whitehall Funds Trust (the "Fund") and The Bank of New York ("BNY").


                              W I T N E S S E T H:

         WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

         3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of
             Section 1 of Article III of this Agreement.

         4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

         5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

         6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

         1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

         2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the
             Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

         3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE III.
                                RESPONSIBILITIES

         1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such
             (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

         2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                  ARTICLE IV.
                                 REPRESENTATIONS

         1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

         2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

         1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

         3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

         4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                  MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 320 Park Avenue, New York, New York 10022 or at such other place as the Fund may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5.  This   Agreement   shall  be  construed  in  accordance   with  the
             substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

         IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                                     WHITEHALL FUNDS TRUST



                                                     By: /S/ JOSEPH E. BRESLIN
                                                     Title:   President
                                                     Tax Identification No.:

                                                     THE BANK OF NEW YORK
                                                     By: /S/ IRA R. ROSNER
                                                     Title:   Vice President

COUNTRY/                                                 COUNTRY/
MARKET             SUBCUSTODIAN(S)                       MARKET              SUBCUSTODIAN(S)
------------------------------------------------------------------------------------------------------------------------------------
ARGENTINA          Banco Rio de la Plata                 LITHUANIA           Vilniaus Bankas
AUSTRALIA          National Australia Bank Ltd.          LUXEMBOURG          Banque et Caisse d'Epargne de l'Etat
AUSTRIA            Bank Austria AG                       MALAYSIA            HongKong Bank Malaysia Berhad
BAHRAIN            HSBC Bank Middle East                 MALI                Societe Generale de Banques en Cote d'lvoire
BANGLADESH         Standard Chartered Bank               MALTA               HSBC Bank Malta p.l.c.
BELGIUM            Banque Bruxelles Lambert              MAURITIUS           HSBC
BENIN              Societe Generale de Banques en Cote   MEXICO              Banco Nacional de Mexico
                   d'lvoire
BERMUDA            Bank of Bermuda Limited               MOROCCO             Banque Commerciale du Maroc
BOLIVIA            Citibank, N.A.                        NAMIBIA             Stanbic Bank Namibia Limited
BOTSWANA           Barclays Bank of Botswana Ltd.        NETHERLANDS         Fortis Bank (Nederland) N.V.
BRAZIL             BankBoston, N.A.                      NEW ZEALAND         National Australia Bank Ltd. (National Nominees Ltd.)

BULGARIA           ING Bank                              NIGER               Societe Generale de Banques en Cote d'lvoire
BURKINA FASO       Societe Generale de Banques en Cote   NIGERIA             Stanbic Merchant Bank Nigeria Limited
                   d'lvoire
CANADA             Royal Bank of Canada                  NORWAY              Den norske Bank ASA
CHILE              BankBoston, N.A.                      OMAN                HSBC Bank Middle East
CHINA              Standard Chartered Bank               PAKISTAN            Standard Chartered Bank
COLOMBIA           Cititrust Colombia S.A.               PALESTINIAN         HSBC Bank Middle East

                                                         AUTONOMOUS AREA
COSTA RICA         Banco BCT                             PANAMA              BankBoston, N.A.
CROATIA            Privredna Banka Zagreb d.d.           PERU                Citibank, N.A.
CYPRUS             Bank of Cyprus                        PHILIPPINES         HSBC
CZECH REPUBLIC     Ceskoslovenska Obchodni Banka A.S.    POLAND              Bank Handlowy W Warszawie S.A.
DENMARK            Den Danske Bank                       PORTUGAL            Banco Commercial Portugues
EASDAQ             Banque Bruxelles Lambert              QATAR               HSBC Bank Middle East
ECUADOR            Citibank, N.A.                        ROMANIA             ING Bank
EGYPT              Citibank, N.A.                        RUSSIA              Vneshtorgbank (Min Fin Bonds only)/Credit Suisse
                                                                             First Boston AO

ESTONIA            Hansabank Limited                     SENEGAL             Societe Generale de Banques en Cote d'lvoire
EUROMARKET         Clearstream                           SINGAPORE           United Overseas Bank Limited/ The Development Bank
                                                                             of Singapore Ltd.

EUROMARKET         Euroclear                             SLOVAK REPUBLIC     Ceskoslovenska Obchodni Banka, a.s.
FINLAND            Merita Bank plc                       SLOVENIA            Bank Austria Creditanstalt d.d. Ljubljana
FRANCE             BNP Paribas / Credit Agricole         SOUTH AFRICA        Societe Generale, Johannesburg / The Standard Bank
                   Indosuez                                                  of South Africa Limited

GERMANY            Dresdner Bank AG                      SOUTH KOREA         Standard Chartered Bank
GHANA              Barclays Bank of Ghana Ltd.           SPAIN               Banco Bilbao Vizcaya Argentaria S.A. (BBVA)/
                                                                             Banco Santander Central Hispano (BSCH)

GREECE             BNP Paribas                           SRI LANKA           Standard Chartered Bank
GUINEA BISSAU      Societe Generale de Banques en Cote   SWAZILAND           Standard Bank Swaziland Limited
                   d'lvoire
HONG KONG          HSBC                                  SWEDEN              Skandinaviska Enskilda Banken
HUNGARY            Citibank Budapest Rt.                 SWITZERLAND         Credit Suisse First Boston
ICELAND            Landsbanki Islands                    TAIWAN              HSBC
INDIA              HSBC/ Deutsche Bank AG                THAILAND            Standard Chartered Bank/ Bangkok Bank Public
                                                                             Company Limited

INDONESIA          HSBC                                  TOGO                Societe Generale de Banques en Cote d'lvoire
IRELAND            Allied Irish Banks, plc               TRINIDAD & TOBAGO   Republic Bank Limited
ISRAEL             Bank Leumi LE - Israel B.M.           TUNISIA             Banque Internationale Arabe de Tunisie
ITALY              Banca Commerciale Italiana / BNP      TURKEY              Omanli Bankasi A.S. (Ottoman Bank)
                   Paribas
IVORY COAST        Societe Generale - Abidjan            UNITED ARAB         HSBC Bank Middle East, Dubai
                                                         EMIRATES
JAMAICA            CIBC Trust & Merchant Bank Jamaica    UKRAINE             ING Bank
                   Ltd.
JAPAN              The Bank of Tokyo-Mitsubishi          UNITED KINGDOM      Bank of New York/The Depository Clearing Centre
                   Limited/                                                  (DCC)
                   The Fuji Bank, Limited
JORDAN             HSBC Bank Middle East                 UNITED STATES       The Bank of New York
KAZAKHSTAN         ABN/AMRO                              URUGUAY             BankBoston, N.A.
KENYA              Barclays Bank of Kenya Ltd.           VIETNAM             HSBC - Ho Chi Minh City
LATVIA             Hansabanka Limited                    VENEZUELA           Citibank, N.A.
LEBANON            HSBC Bank Middle East                 ZAMBIA              Barclays Bank of Zambia Ltd.
                                                         ZIMBABWE            Barclays Bank of Zimbabwe Ltd.
------------------------------------------------------------------------------------------------------------------------------------

                                    SCHEDULE

                                     TO THE

                        FOREIGN CUSTODY MANAGER AGREEMENT

                                     BETWEEN

                              THE BANK OF NEW YORK

                                       AND

                              WHITEHALL FUNDS TRUST

                                SERIES AS LISTED

                              DATED: AUGUST 1, 2001




PORTFOLIO                                 TAX ID               EFFECTIVE DATE
WHITEHALL GROWTH AND INCOME FUND        13-3788134               02/01/1995
WHITEHALL GROWTH FUND                   13-3788123               02/01/1995
WHITEHALL INCOME FUND                   13-3788131               02/01/1995
WHITEHALL HIGH YIELD FUND               04-3536917                04/02/01